Exhibit 10.1

December 2, 2021

Blue Ocean Acquisition Corp

2 Wisconsin Circle,

7th Floor

Chevy Chase, MD 20815

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Blue Ocean Acquisition Corp, a Cayman Islands exempted company (the “Company”), Needham & Company, LLC, as underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”) of 16,500,000 of the Company’s units (including up to 2,475,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), and the Company shall apply to have the Units listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Blue Ocean Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”), Apollo SPAC Fund I, L.P., a fund managed by affiliates of Apollo Global Management, Inc. (“Apollo”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors, management team and/or advisory board (each, an “Insider” and collectively, the “Insiders”), and the other persons party hereto (the “Other Investors”), each hereby agrees, severally but not jointly, with the Company as follows:

1.            If the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination: (i) the Sponsor and each Insider agrees that it, he or she shall (a) vote any Capital Shares owned by it, him or her in favor of any proposed Business Combination and (b) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval; (ii) Apollo agrees that it shall (a) vote any Founder Shares owned by it in favor of the proposed Business Combination and (b) not redeem any Founder Shares owned by it in connection with such shareholder approval; and (iii) each Other Investor agrees that it (a) shall vote any Founder Shares owned by it in favor of any proposed Business Combination and (b) not redeem any Founder Shares owned by it, him or her in connection with such shareholder approval.

2.            The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months (or up to 21 months if the period of time to consummate a business combination is extended) from the closing of the Public Offering, or such later period as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (including Ordinary Shares sold as part of the Units purchased in the Public Offering by Apollo) (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes as well as any expenses related to the administration of the Trust Account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all of the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months (or up to 21 months if the period of time to consummate a business combination is extended) from the closing of the Public Offering or (B) with respect to any other provision of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders (including Apollo) with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes as well as any expenses related to the administration of the Trust Account, divided by the number of then outstanding Offering Shares.

The Sponsor, Apollo, each Insider and each Other Investor acknowledge that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waive, with respect to any Ordinary Shares held, and Apollo and each Other Investor hereby further waive solely with respect to the Founder Shares held, by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares or (y) a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months (or up to 21 months if the period of time to consummate a business combination is extended) from the closing of the Public Offering or (B) with respect to any other provision of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-initial Business Combination activity (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it, he, she or they hold if the Company fails to consummate a Business Combination within 18 months (or up to 21 months if the period of time to consummate a business combination is extended) from the date of the closing of the Public Offering).

3.            Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, and Apollo and each Other Investor solely with respect to Founder Shares owned by it (and not any Units, Ordinary Shares, Warrants or other securities), without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, Ordinary Shares, Founder Shares or Warrants owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.            In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.20 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes and expenses related to the administration of the Trust Account, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. For the avoidance of doubt, none of the Company’s officers or directors will indemnify the Company for claims by third-parties, including, without limitation, claims by vendors and prospective target businesses.

5.            To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional 2,475,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor has agreed to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 618,750. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that the Sponsor, Insiders and Other Investors, together with any other owners of the Founder Shares, including Apollo, will own an aggregate of 20.0% of the Company’s issued and outstanding Capital Shares after the Public Offering. To the extent that the size of the Public Offering is increased or decreased, the Company will effect a share dividend, share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares prior to the Public Offering at 20.0% of the Company’s issued and outstanding Capital Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, (A) the references to 2,475,000 shall be changed to a number equal to 20% of the number of shares included in the Units issued in the Public Offering and (B) the references to 618,750 be adjusted to the total number of Founder Shares that the Sponsor would have to return to the Company in order for the number of Founder Shares that the Sponsor, the Insiders and Other Investors, including Apollo, own, together with any other owners of the Founder Shares, to equal an aggregate of 20.0% of the Company’s issued and outstanding Capital Shares after the Public Offering.

6.            The Sponsor, Apollo, each Insider and each Other Investor hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor, Insider, Apollo or Other Investor of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9 of this Letter Agreement, to the extent applicable to such party, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach

7.            (a)         The Sponsor, Apollo, each Insider and each Other Investor agrees that it, he or she shall not Transfer any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)         The Sponsor and Apollo agree that it shall not Transfer any Private Placement Warrants (or Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period” and, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)           Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares, as applicable, and that are held by the Sponsor, Apollo, an Insider, an Other Investor or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers, directors, any affiliates or family members of any of the Company’s officers, directors, any members of the Sponsor or any affiliates of the Sponsor or of Apollo or of an Other Investor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and (h) in the event of the Company’s liquidation, merger, capital share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that in the case of clauses (a) through (h), these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

8.            The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The questionnaire of the Sponsor and each Insider furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.            Except as disclosed in the Prospectus, the Sponsor, Insider, affiliate of the Sponsor or Insider, director or officer of the Company shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: (a) repayment of a loan and advances of up to an aggregate of $300,000 made to the Company by the Sponsor; (b) reimbursement for any out-of-pocket expenses related to the Company’s formation and Public Offering and to identifying, investigating and completing an initial Business Combination; (c) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; and (d) payments to the Sponsor, any Insiders or their respective affiliates in connection with the successful completion of the Company’s initial Business Combination. Up to $1,500,000 of the loans may be convertible into warrants at a price of $1.00 per Warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

10.          The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11.          As used herein, (i) “Business Combination” shall mean a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 4,743,750 shares of the Company’s Class B ordinary shares, par value $0.0001 per share, (of which up to 618,750 shares will be forfeited by the Sponsor depending on the extent to which the Underwriter’s over-allotment option is exercised) owned by the Sponsor, Apollo, the Insiders and the Other Investors; (iv) “Private Placement Warrants” shall mean the warrants to purchase up to 8,235,000 Ordinary Shares of the Company (or 9,225,000 Ordinary Shares if the over-allotment option is exercised in full) that the Sponsor and Apollo have agreed to purchase for an aggregate purchase price of $8,235,000 in the aggregate (or $9,225,000 if the over-allotment option is exercised in full), for $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering (the Sponsor will purchase 8,135,000 warrants (or 9,125,000 warrants if the over-allotment option is exercised in full) and Apollo will purchase 100,000 warrants); (v) “Public Shareholders” shall mean the holders of securities issued in the Public Offering (including to Apollo); (vi) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.        This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (a) Apollo and each Insider or Other Investor that is the subject of any such change, amendment, modification or waiver and (b) the Sponsor.

13.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, Apollo, each Insider, each Other Investor and their respective successors, heirs and assigns and permitted transferees.

14.          Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.         This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

19.         Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

20.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2022; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

(Signature Pages Follow)

Sincerely,

BLUE OCEAN SPONSOR LLC

By:	/s/ Paul Bascobert
Name: Paul Bascobert
Title: Chief Executive Officer

APOLLO SPAC FUND I, L.P.

By:	Apollo SPAC Advisors I, L.P., its general partner

By:	Apollo SPAC Advisors I GP, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Signature Page to Letter Agreement

INSIDERS

/s/ Norman Pearlstine
Name: Norman Pearlstine

/s/ Matthew Goldberg
Name: Matthew Goldberg

/s/ Dale Mathias
Name: Dale Mathias

/s/ Priscilla Han
Name: Priscilla Han

/s/ Joel Motley
Name: Joel Motley

/s/ Rohit Dube
Name: Rohit Dube

/s/ Jae Kang
Name: Jae Kang

/s/ Gustavo Gusman
Name: Gustavo Gusman

/s/ Lauren Zalaznick
Name: Lauren Zalaznick

Signature Page to Letter Agreement

OTHER INVESTORS

/s/ David Gorodyansky
Name: David Gorodyansky

/s/ Ashwin Parupalli
Name: Ashwin Parupalli

Signature Page to Letter Agreement

Acknowledged and Agreed:

BLUE OCEAN ACQUISITION CORP

By:	/s/ Paul Bascobert
Name: Paul Bascobert
Title: Chief Executive Officer

Signature Page to Letter Agreement